"Portions of this agreement have been deleted pursuant to a request for confidential treatment. Such portions are indicated by asterisks."


                                                                    EXHIBIT 10.7
                                                                           TECAN

                      AMENDMENT TO THE OEM SUPPLY AGREEMENT
                             DATED JANUARY 13, 1995


This agreement, made and entered into this October 14, 1996.


                                     between



                                    TECAN AG
                               Feldbachstrasse 80
                              CH-8634 Hombrechtikon
                                   SWITZERLAND


                      (hereinafter referred to as "TECAN")


                                       and


                                  AUTOCYTE INC.
                                112 Orange Drive
                       Elon College, North Carolina 27244
                                       USA


                                    formerly
                          ROCHE IMAGE ANALYSIS SYSTEMS
              (a Division of Roche Biomedical Laboratories, Inc.)
                                231 Maple Avenue
                      Burlington, North Carolina 77215-5848
                                       USA


                     (hereinafter referred to as "AUTOCYTE")



In view of the recent changes in Ownership and the name change of RIAS to AutoCyte Inc. the following articles of the OEM Supply Agreement, dated January 13, 1995, will be amended as follows:

"Portions of this agreement have been deleted pursuant to a request for confidential treatment. Such portions are indicated by asterisks."

\2.         DEVELOPMENT AND EXCLUSIVITY

           In view of the delayed market introduction of CytoRich, TECAN agrees to modify Article 2.2 as follows:

2.2 TECAN agrees not to offer directly on the basis of an OEM, PL-, or Semi-PL- Agreement to any third party any device similar to the Product and intended for the Application, provided that AUTOCYTE buys from TECAN at least the following numbers of units of the Product:

           PERIOD                                      UNITS
           mid 1996 - mid 1997                          ***

           mid 1997 - mid 1998                          ***

           mid 1998 - mid 1999                          ***

           mid 1999 - mid 2000                          ***

           mid 2000 - mid 2001                          ***

           mid 2001 - mid 2002                          ***

           mid 2002 - mid 2003                          ***


           *** units over life cycle (80% achievement of the modified forecast of May 1996).

           AUTOCYTE understands that TECAN might sell individual units to end-users that may be used for purpose similar to the Application. Tecan acknowledges that it has no authority to and will not sell slide platters or any specific CytoRich components to any other party. /s/ EQK


           Of the 10 units for the first period (mid 96 - mid 97) five (5) will have to be ordered in 1996 and shipped and invoiced before 31st December 1996 together with five (5) Upgrade kits. The balance will be ordered in 1997. Any increase in number of ordered instruments is acceptable.

3.         PURCHASE OF PRODUCT, QUANTITIES AND PRICING

           NO CHANGE

4.         DEVELOPMENT AND EXCLUSIVITY

4.1 - 4.2  NO CHANGE

4.3 The exchange rate for deliveries from October 1996 until December 31, 1997 is set to CHF 1.25/USD, (New Exchange rate)

           Exchange rate fluctuations between the CHF and USD will be checked twice annually and the exchange-risk is split 50:50 by AUTOCYTE and TECAN. TECAN shall invoice/issue credit note to AUTOCYTE of 50% of the exchange rate fluctuation influence on the ordered and paid instruments in USD semi-annually. For the calculation basis we use the average exchange rate of the previous 6 months.

4.4        Prices are quoted FOB Zurich airport.

4.5 Delivery times: ca. 8 - 10 weeks after receipt of AUTOCYTE's Shipping Schedule.

4.6 TECAN will ship the Product FOB Zurich airport. Shipment is done via common carriers solely selected by AUTOCYTE. All freight (and as applicable world-wide duty) charges shall be paid by AUTOCYTE. Title and risk of loss or damage of any items delivered hereunder shall pass to AUTOCYTE upon delivery to the common carrier pursuant to the respective Incoterms rules (1990).

4.7        STRICKEN.

8.         INSTALLATION, TRAINING, WARRANTY AND SERVICE

8.1 AUTOCYTE will install the Product and train customers of AUTOCYTE with regard to the Product.

8.2 For service calls within the warranty period which are not related to the Product (e.g. application software, application in general, PC or system) TECAN's representative will charge AUTOCYTE the incurred expenses.

8.3        STRICKEN.

8.4        STRICKEN.

8.5 TECAN warrants each Product for a period of twelve (12) months from the date of installation at AutoCyte, trade exhibition or the customer confirmed by the returned installation report or date of shipment if an installation report has not been received within 90 days of shipment, in the sense that such Product is free from defects in workmanship and materials and is manufactured in complete conformity with the specifications under this agreement. Disposable parts or parts in contact with liquids of the Product, i.e. valves, tips, fittings, tubings and syringes, are excluded from any warranty.

8.6 After the warranty period TECAN or its distributors, respectively, offer AUTOCYTE or AUTOCYTE's distributors or customers, service contracts, conditions of which have to be negotiated on a local level.

8.7        NO CHANGE

8.8        NO CHANGE

8.9 For a period of seven (7) years from the date of delivery of the last unit Product shipped hereunder, TECAN agrees to maintain the ability to deliver spare parts. The supply of service and spare parts after the warranty period will be done on a local level according to negotiated conditions as described in Article 8.6 above.

8.10       NO CHANGE

9 to 11:  NO CHANGE

12.        MISCELLANEOUS PROVISIONS

12.1 All written notices and demands required or permitted to be given or made pursuant to this agreement shall be in English and shall conclusively be presumed for all purposes of this agreement to be given or made at the time the notice or demand is personally given or made, or at the time it is sent by registered mail, or fax or courier addressed as follows:

           If to AUTOCYTE:                                 If to TECAN:

           AUTOCYTE, INC.                                  TECAN AG
           112 Orange Drive                                Feldbachstrasse 80
           Elon College, North Carolina 27244              8634 Hombrechtikon
           USA                                             SWITZERLAND

           Or to such other address as to which either party may advise the other in writing that notices should be sent.

12.2 This agreement shall be binding upon and relate to the benefit of the parties hereto, their successors and assignees. This agreement shall be assignable by either party only with the prior written consent of the other, except that either party may assign this agreement without the consent of the other to a wholly owned subsidiary or to the purchaser of all its stock or assets of its business to which this agreement relates.

           This Agreement supersedes earlier contracts between TECAN's Affiliates and ROCHE or AUTOCYTE INC. respectively regarding the Product.



Hombrechtikon, October 14, 1996                    Elon College, Nov 4, 1996

TECAN AG                                              AUTOCYTE INC.



/s/ B. Lindemann          /s/ Felix Hofstetter        /s/ Ernest A. Knesel
----------------------------------------------        ------------------------
B. Lindemann                  Felix Hofstetter        President
S&M Manager                   F&A Manager

"Portions of this agreement have been deleted pursuant to a request for confidential treatment. Such portions are indicated by asterisks."

                               EXHIBIT B (AMENDED)


        Price list of Products for 1996 - 1997


Product Price Bracket                    Price per Unit             Price per Unit
                                               CHF                   USD (@ 1.25)

<25                                        *******--                  *******--

26 - 50                                    *******--                  *******--
51 - 99                                    *******--                  *******--
> 100                                      *******--                  *******--


Prices are valid for purchase quantity within a 12 months period. The bracket set for 1996 - 1997 is for less than 25 complete instruments.

The exchange rate for 1996 - 1997 is set to CHF 1.25/USD for deliveries to the U.S.

Prices include no service and no support duties as specified in article 8.1 (amended)



EXHIBIT C:  STRICKEN


EXHIBIT D:  STRICKEN